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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12

                                   SEEC, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

[SEEC Logo]

                                                                   June 25, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of SEEC, Inc. to be held on Thursday, August 9, 2001, at 10:00 A.M., at the Pittsburgh Airport Marriott, 100 Aten Road, Pittsburgh, Pennsylvania.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on August 9, 2001.

                                          Sincerely,

                                          /s/ Ravindra Koka
                                          Ravindra Koka
                                          President and Chief Executive Officer

                               [SEEC Letterhead]

                                   SEEC, INC.
                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, AUGUST 9, 2001

                            ------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of SEEC, Inc., a Pennsylvania corporation (the "Company") will be held on Thursday, August 9, 2001, at 10:00 A.M., local time, at the Pittsburgh Airport Marriott, 100 Aten Road, Pittsburgh, Pennsylvania, for the following purposes:

          1. To elect two Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To approve the SEEC, Inc. 2000 Non-Employee Directors Stock Option Plan;

          3. To ratify the appointment of BDO Seidman, LLP as independent accountants of the Company for the fiscal year ending March 31, 2002.

          4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on June 15, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder, for any purpose germane to the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                   By order of the Board of Directors,

                                   DANIEL L. WESSELS
                                   Secretary

Pittsburgh, Pennsylvania
June 25, 2001

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
GENERAL INFORMATION.........................................       1
INFORMATION ABOUT VOTING....................................       1
-Record Date; Voting Securities; Voting and Proxies.........       1
-Quorum Requirement.........................................       2
PROPOSAL #1 - ELECTION OF DIRECTORS.........................       2
PROPOSAL #2 - APPROVE THE SEEC, INC. 2000 NON-EMPLOYEE
  DIRECTORS STOCK OPTION PLAN...............................       4
PROPOSAL #3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................       6
MEETINGS AND COMMITTEES OF THE BOARD........................       7
-Audit Committee............................................       7
-Compensation Committee.....................................       7
DIRECTOR COMPENSATION.......................................       8
EXECUTIVE OFFICERS..........................................       8
EXECUTIVE COMPENSATION......................................       9
-Summary Compensation Table.................................       9
-Option Grants in Fiscal Year 2001..........................      10
-Aggregated Option Exercises in Fiscal Year 2001 and Fiscal
  Year-End Option Values....................................      10
-Employment Agreements......................................      11
REPORT OF THE COMPENSATION COMMITTEE........................      11
STOCK PERFORMANCE CHART.....................................      13
REPORT OF THE AUDIT COMMITTEE...............................      14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      15
OTHER MATTERS
-Compliance with Section 16(a) of the Securities Exchange
  Act of 1934...............................................      16
-Certain Transactions.......................................      16
-Registration Rights........................................      16
-Shareholder Proposals......................................      17
-Form 10-K..................................................      17
-Additional Information.....................................      17
APPENDIX A: 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN...     A-1
APPENDIX B: AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
  CHARTER...................................................     B-1

                                   SEEC, INC.
                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SEEC, Inc. (the "Board"), a Pennsylvania corporation (the "Company" or "SEEC") for use at the Company's 2001 Annual Meeting of Shareholders, together with any and all adjournments and postponements thereof (the "Annual Meeting"), to be held on Thursday, August 9, 2001, at 10:00 A.M., local time, at the Pittsburgh Airport Marriott, 100 Aten Road, Pittsburgh, Pennsylvania 15275, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, is first being sent to shareholders on or about June 25, 2001.

                            INFORMATION ABOUT VOTING

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 15, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,103,692 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks, and other nominee holders will be requested to obtain voting instructions of beneficial owners of shares registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters that are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any shareholder may revoke his or her proxy at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. It is estimated the total costs of solicitation will not be material. Solicitations will be made primarily by mail or by facsimile, but any regular employees of the Company may solicit proxies personally or by telephone.

QUORUM REQUIREMENT

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Pennsylvania law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Amended and Restated By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

                                  PROPOSAL #1

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of seven persons.

     The members of the Board are divided into three classes, designated Class I, Class II, and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The terms of the Class III and Class I directors will expire at the 2002 and 2003 Annual Meetings of Shareholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected, and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     John D. Godfrey, who has served as a Class II director since March 1996, has decided to not stand for re-election to the Board. His service as a director will end as of August 9, 2001. Mr. Godfrey continues to serve the Company in his capacity as Vice President - Customer Support. Mr. Godfrey's biographical information is set forth under "EXECUTIVE OFFICERS OF THE REGISTRANT."

     The other two incumbent Class II directors are nominees for election this year for three-year terms as directors expiring at the 2004 Annual Meeting of Shareholders. In the election, the two persons who receive the highest number of votes actually cast are elected. The proxies named in the proxy card intend to vote for the election of the two Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board, or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve. The Articles of Incorporation do not permit cumulative voting in the election of directors.

     Set forth below is certain information with regard to the two nominees for election as Class II directors and each continuing Class I and Class III director.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Radha R. Basu........................  Radha R. Basu has been a director of SEEC since August 1996.
Age 50                                 Since July 1999, Ms. Basu has served as president and chief executive officer of Support.com, a leading provider of
                                       support infrastructure software essential for digital
                                       business and was appointed chairman of the board in January
                                       2001. Ms. Basu worked at Hewlett-Packard Company, from
                                       November 1978 to January 1999, and held various general
                                       management positions, most recently the General Manager of the Electronic Business Software organization. Ms. Basu also serves on the Board of Directors for Contrado, an eBusiness solutions company.

Dennis Yablonsky.....................  Dennis Yablonsky was elected a director of SEEC in November
Age 48                                 2000. Mr. Yablonsky is President, CEO and a director of the
                                       Pittsburgh Digital Greenhouse, a private-public partnership for nurturing companies that develop system-on-a-chip
                                       technology in Southwestern Pennsylvania. From 1987 to 1999, he was President and CEO of Carnegie Group, Inc., a software solutions company acquired by Logica Corp. of the UK in
                                       1998. Mr. Yablonsky served as President and COO of Cincom
                                       Systems, Inc., a software solutions company, from 1984 to
                                       1987, and as Vice President of Sales and Marketing and in
                                       other sales management positions with Cincom prior to 1984.
                                       Mr. Yablonsky is an Executive Committee Member of the
                                       Pittsburgh Technology Council, an advocacy organization for
                                       Southwestern Pennsylvania's technology industry.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Abraham Ostrovsky....................  Abraham Ostrovsky has been a director of SEEC since January
Age 58                                 1997. In addition, Mr. Ostrovsky is Chairman of the Board of
                                       Directors of JetForm Corporation, a provider of forms-based workflow automation software. Mr. Ostrovsky is also the
                                       Chairman of the Board of Directors of DigitalNow, a company that develops, manufactures, and markets scanners and
                                       software systems for digital photography. Mr. Ostrovsky
                                       serves on the Boards of Directors of CenterBeam, IXLA, Ltd, and NetManage. From February 1996 to December 1997 Mr.
                                       Ostrovsky served as Chairman and Chief Executive Officer of
                                       Compressent, a company that developed color facsimile and
                                       communications software.

Glen F. Chatfield....................  Mr. Chatfield was elected to the Board of Directors in April
Age 59                                 1998. He has been Chairman of Emprise Technologies, Inc. and
                                       President of OPTIMUM Power Technology since December 1992.
                                       Mr. Chatfield has been a General Partner of the CEO Venture
                                       Fund since January 1986, and he was a founder of Duquesne
                                       Systems, Inc. a predecessor of LEGENT Corporation, which was acquired by Computer Associates International, Inc.

                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Ravindra Koka........................  Ravindra Koka is a co-founder of SEEC and has been President
Age 50                                 and Chief Executive Officer and a director of SEEC since its inception in 1988. Mr. Koka was a founding shareholder and director of ERA Software Systems Private Limited ("ERA"), a software consulting firm based in India. He is a founding
                                       shareholder and director of ACS Technologies, Ltd., an
                                       Indian company engaged in providing computer hardware
                                       maintenance and service. Prior to founding SEEC, Mr. Koka
                                       was a program analyst with System Development Corporation, a software development company, a senior systems analyst and mainframe application developer for Roan Consolidated Mines,
                                       Ltd., a copper mining company, and a visiting scientist and
                                       Adjunct Associate Professor at the Department of Computer
                                       Science at Carnegie Mellon University.

Beverly Brown........................  Beverly Brown has been a director of SEEC since August 1999.
Age 56                                 Ms. Brown is the former Executive Vice President and Chief
                                       Marketing Officer of Exodus Communications, Inc., a provider of complex Internet hosting for enterprises with
                                       mission-critical Internet systems. She served in this
                                       capacity from 1999 to 2001. Prior to joining Exodus
                                       Communications, Ms. Brown was President and CEO of DataMan
                                       Software, Inc., a general management software consulting
                                       business, from 1996 to 1999. She was Executive Vice
                                       President of Praxis International, Inc., a privately-held
                                       software company specializing in proprietary,
                                       high-performance mainframe database systems, from 1994 to
                                       1996, and was Vice President of Marketing for the Ask Group,
                                       INGRES Database and Connectivity Business Unit, from 1992
                                       through 1994. Ms. Brown served in various management and
                                       executive capacities with the IBM Corporation during her 24 years in the company and currently serves on the Board of
                                       Directors of Five Nine Solutions, Inc., and on the Advisory
                                       Board of Recognition Systems Group, PLC.

                                  PROPOSAL #2

      APPROVE THE SEEC, INC. 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     At the Annual Meeting, the shareholders will be asked to approve the adoption of the 2000 Non-Employee Directors Stock Option Plan (the "Plan"). The Board of Directors adopted the Plan on November 3, 2000, subject to shareholder approval at the Annual Meeting. If the Plan is not approved by the shareholders at the Annual Meeting, then the options granted to non-employee directors (see "DIRECTOR COMPENSATION") on November 3, 2000 will terminate and be void, and no other awards will be granted. Set forth below is a summary description of the material features of and other information relating to the Plan. The full text of the Plan is set forth as Exhibit A to this Proxy Statement.

                               NEW PLAN BENEFITS
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

GROUP                                                      DOLLAR VALUE     NUMBER OF UNITS
-----                                                      ------------     ---------------
Non-Employee Directors...................................       $-(1)       50,000 shares(2)

---------------

(1) Not determinable

(2) Stock options to purchase this number of shares were granted on November 3, 2000. Each of the five non-employee directors was granted non-qualified options to purchase 10,000 shares.

GENERAL

     The purpose of the Plan is to promote the interests of SEEC, Inc. (the "Company") and its shareholders by attracting and retaining experienced and knowledgeable directors and by aligning their economic interest more closely with those of the Company's shareholders.

ADMINISTRATION

     The Plan will be administered by the Company's Board of Directors (the "Board"). The Board will interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it deems necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

ELIGIBILITY

     All current directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Plan. Future directors of the Company who are not employees of the Company or any of its subsidiaries will also be eligible to participate in the Plan.

SHARES AVAILABLE UNDER THE PLAN

     Initially, the aggregate number of shares of the Company's Common Stock ("Common Stock") which may be issued or delivered and as to which stock options may be granted under the Plan is 250,000 shares. It is the intent of the Board that the 250,000 share amount will be sufficient to cover option grant amounts for a period of four years. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

AMENDMENT AND TERMINATION

     The Board may at any time terminate or modify the Plan, subject to applicable state and federal laws and regulations or rules issued by NASDAQ or other national stock exchange on which the Company's stock may be listed. The Board's authority to amend the Plan includes the following: (i) a material increase in the total number of shares of Common Stock available for issuance under the Plan; (ii) a material modification of the eligibility requirements for participation in the Plan; or (iii) a material increase in the benefits accorded to participants under the Plan.

TERMS AND CONDITIONS OF STOCK OPTIONS

     The purchase price at which each stock option may be exercised (the "option price") will be determined by the Board at the time the option is granted. In no event, however, will the option price be less than the "fair market value" per share of Common Stock, defined in the Plan as the average of the closing bid and ask price per share quoted on the NASDAQ National Market on the trade date immediately preceding the date as of which "fair market value" is to be determined, or other reasonable method or formula as may be determined by the Board in its discretion. An optionee may exercise an option by giving written notice to the Company and by paying the exercise price in cash, or by surrendering other shares of Common Stock with a market value equal to the exercise price.

     Each option granted under the Plan becomes exercisable in full upon certain events relating to a change in control or possible change in control of the Company, whether or not the option is then exercisable under the stock option agreement relating to the option. No stock option will vest or be exercisable during the first six months of its term, except if the optionee dies during that six-month period, or if certain events relating to a change in control or possible change in control of the Company occur. No stock option will be exercisable after the expiration of ten (10) years from the date of grant.

STOCK APPRECIATION RIGHTS

     The Plan provides that SARs may be granted in conjunction with non-statutory stock options, either at the time such stock option is granted or at any time thereafter during the term of the stock option. Stock appreciation rights are exercisable to the extent that the related stock option is exercisable and only by the same person or persons who are entitled to exercise the related stock option. Each SAR entitles the holder to surrender the related stock option, or any portion thereof, in exchange for that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the option price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is surrendered. The Board, in its discretion, may determine that the obligation of the Company with respect to a SAR be paid in cash or part in cash and part in shares (subject to certain limitations in the case of persons subject to Section 16 of the Exchange Act at the time of exercise).

LIMITED STOCK APPRECIATION RIGHTS

     The Plan provides for the grant of LSARs in connection with all or part of a non-statutory option, at the time the option is granted or at any time thereafter during the term of the stock option. Each LSAR entitles the holder of an option, upon exercise of the LSAR, to surrender the stock option and any related stock appreciation rights, to the extent unexercised, and receive an amount of cash, in respect of each share of Common Stock subject to the stock option (or the portion thereof surrendered), equal to the excess of the fair market value per share of the Common Stock over the exercise price of the stock option. LSARs will be exercisable for a period of 60 days following the occurrence of certain events specified in the Plan relating to a change in control or possible change in control of the Company. No LSAR may be exercised until the holder has completed at least six months of continuous service with the Company or a subsidiary following the date of grant of the LSAR.

TRANSFER RESTRICTIONS

     Participants in the Plan may not transfer stock options or stock appreciation rights other than by will or by the laws of descent and distribution. No person other than the participant may exercise a stock option or stock appreciation rights during the participant's lifetime.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                                  PROPOSAL #3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent certified public accounting firm of BDO Seidman, LLP audited the annual financial statements of the Company for the fiscal year ended March 31, 2001 and performed other non-audit services for the Company.

AUDIT AND OTHER FEES

     The aggregate fees to be paid to BDO Seidman, LLP for auditing the annual financial statements for the year ended March 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10Q for that fiscal year are $72,900. Approximately 70% of the total hours spent by the auditors in carrying out the audit of the Company's financial statements for the year ended March 31, 2001 were spent by members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP. The aggregate fees paid to BDO Seidman, LLP for services rendered to the Company during the year ended March 31, 2001, other than for audit and review services were $2,138. These fees were paid for general consulting services.

RETENTION OF INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2002

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO Seidman, LLP, certified public accountants, as the independent auditors to audit the financial statements of the Company for the current fiscal year. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual meeting is required to ratify the selection of BDO Seidman, LLP as the Company's independent accountants. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Board will review its future selection of auditors.

     A representative of the firm of BDO Seidman, LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board met five times during the fiscal year ended March 31, 2001. No director attended fewer than 75% of the total number of meetings of the Board and of all committees on which the director served during the fiscal year.

     The Board has Audit and Compensation Committees to assist in the management of the affairs of the Company. The Board does not have a standing Nominating Committee. The Board will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than 120 days in advance of the Annual Meeting with respect to nominations.

AUDIT COMMITTEE

     The Audit Committee is responsible, to the extent provided in the authorizing Board resolutions, for making an annual recommendation, based on a review of qualifications, to the Board for the appointment of independent public accountants to audit the financial statements of SEEC and to perform other duties as directed by the Board. The Audit Committee is also responsible for reviewing and making recommendations to the Board with respect to (i) the scope of audits conducted by SEEC's independent public accountants and (ii) the accounting methods and the system of internal control used by SEEC. During fiscal year 2001, the Audit Committee had two members, Mr. Ostrovsky and Mr. Chatfield, and the Committee met three times. In May 2001, Mr. Yablonsky joined the Committee as its third member. (See "REPORT OF THE AUDIT COMMITTEE" and Appendix B to this document -- "AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER").

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for administering the Stock Option Plans, to the extent provided in the authorizing Board resolutions for such plans, and for reviewing and making recommendations to the Board with respect to the salaries, bonuses and other compensation of executive officers, including the terms and conditions of their employment, and other compensation matters. The members of the Compensation Committee are Ms. Basu and Ms. Brown. The Compensation Committee met once during fiscal 2001. (See "REPORT OF THE COMPENSATION COMMITTEE").

                             DIRECTOR COMPENSATION

FEES

     SEEC compensates its non-employee directors $2,000 per Board meeting attended in person and $1,000 per Board meeting attended by telephone. Directors who are employees do not receive any compensation for services performed in their capacity as directors. SEEC reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

STOCK OPTIONS

     In connection with their agreeing to serve on the Board of Directors, on September 30, 1996, SEEC granted to each of Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 4,526 shares of Common Stock at $3.62 per share. The options vested 50% each on the first and second anniversaries of their commencement of service as directors. On August 8, 1997, SEEC granted to both Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 15,000 shares of Common Stock at $20.75 per share. The options vest ratably over a three-year period following the date of grant. On August 12, 1998, SEEC granted to each of Ms. Basu, Mr. Ostrovsky, and Glen F. Chatfield ten-year options to purchase 20,000 shares of Common Stock at $6.00 per share. The options vest ratably over a four-year period following the date of the grant. During fiscal 2000, SEEC granted to both Ms. Basu and Beverly Brown ten-year options to purchase 20,000 shares of Common Stock at $4.00 per share. Ms. Basu's options vested in full on October 1, 1999. Ms. Brown's options vest ratably over a four-year period ending August 24, 2003.

     On November 3, 2000, directors Basu, Brown, Chatfield, Ostrovsky and Yablonsky were each granted ten-year options to purchase 10,000 shares of Common Stock at $3.00 per share, pursuant to the terms of the Company's Non-Employee Directors Stock Option Plan (the "Plan") and subject to the Plan's approval by shareholders at the 2001 Annual Meeting. If the Plan is approved, 25% of the options will vest and become exercisable on August 10, 2001 and the remaining options will vest 25% at September 1 of 2002, 2003 and 2004. The stock options will terminate and be void if the Plan is not approved by shareholders.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company.

                 NAME                    AGE                            POSITION
                 ----                    ---                            --------
Ravindra Koka..........................  50    President, Chief Executive Officer and Director
John D. Godfrey........................  52    Vice President--Customer Support, and Director
Richard J. Goldbach....................  45    Treasurer, Chief Financial Officer and Assistant Secretary
Shankar Krish..........................  46    Vice President--Research and Development

     Additional information regarding Mr. Koka is set forth above under "ELECTION OF DIRECTORS."

     John D. Godfrey has been Vice President of SEEC since May 1989, and served as Secretary of the Company from May 1989 to August 2000. Initially elected a director of SEEC in March 1996, Mr. Godfrey has chosen to not stand for re-election when his term expires at this year's Annual Meeting of Shareholders. Prior to joining the Company, he served in various management positions at Cimflex Teknowledge Corp., a software development company, from November 1985 to May 1989, and he was director of engineering for American Auto-Matrix, Inc., a manufacturer of general purpose Micro-processor-based network systems for control of building environments, from March 1984 to August 1985. Mr. Godfrey was director of engineering for PERQ Systems Corp., a manufacturer of computer engineering workstations, from March 1983 to March 1984, and served as manager of graphic information systems for Mellon Bank, N.A. from September 1976 to November 1981.

     Richard J. Goldbach joined SEEC in October 1996 as Chief Financial Officer. In August 1997, Mr. Goldbach assumed the role of Treasurer of the Company. Mr. Goldbach had previously served as Finance Director for ADVO, Inc., a direct mail marketing company, from May 1991 to September 1996, and as Chief

Financial Officer and Treasurer of Scribe Systems, Inc., a computer software publishing company, from January 1986 to December 1990. Prior to that time, Mr. Goldbach was a senior manager in the audit department of Arthur Andersen LLP. He is a Certified Public Accountant.

     Shankar Krish joined SEEC in August 1992 and has served as Vice President - Research and Development since August 1999. Previously, Mr. Krish was Vice President-Software for Era Software Systems in Hyderabad, India, from 1984 to 1992. Era Software Systems was involved in development of custom software applications for clients in India and the United States, including the collaborative development with SEEC of its COBOL Analyst line of products. Prior to that time, Mr. Krish was a Senior Software Engineer with Patni Computer Systems in Mumbai, India.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                  {ANNUAL COMPENSATION               COMPENSATION AWARD
                                       -------------------------------------------   -------------------
                                                                                     SECURITIES
                                                                                     UNDERLYING
                                       FISCAL    ANNUAL                  OTHER         STOCK      STOCK
   NAME AND PRINCIPAL POSITION(S)       YEAR     SALARY     BONUS     COMPENSATION    OPTIONS     AWARDS
   ------------------------------       ----     ------     -----     ------------    -------     ------
Ravindra Koka........................   2001    $180,000         --          --            --         --
President, Chief Executive Officer      2000    $180,000         --          --        25,000         --
and Director                            1999    $180,000         --          --        25,000         --

John D. Godfrey......................   2001    $136,000         --          --            --         --
Vice President--Customer Support        2000    $136,000         --          --            --         --
and Director                            1999    $136,000         --          --        10,000         --

Richard J. Goldbach..................   2001    $110,500         --          --            --         --
Treasurer, Chief Financial Officer      2000    $110,500         --          --        15,000         --
and Assistant Secretary                 1999    $110,500         --          --        10,000         --

Alan P. Parnass......................   2001    $126,154   $150,000(3)    $3,173(4)   112,500(2)   9,058(2)
Vice President--Web Solutions(1)        2000    $ 98,250   $ 15,000          --         5,000         --

Shankar Krish........................   2001    $107,500   $ 13,000          --            --         --
Vice President--Research and            2000    $102,335   $ 12,500          --         7,500         --
Development                             1999    $101,562   $  9,375          --         5,000         --

---------------

(1) Mr. Parnass was employed by the Company from August 1999 to February 2001, when he terminated his full-time employment. He was the President and founder of Mozart Systems Corporation, which was acquired by SEEC in August 1999. Mr. Parnass has been a part-time consultant to SEEC since February 2001. Compensation for consulting is excluded.

(2) Mr. Parnass elected to receive 100,000 non-qualified stock options and 9,058 registered shares of common stock in lieu of a $250,000 bonus payable to him after one year following the effective date of the Mozart acquisition, under the terms of the acquisition agreement. The 9,058 registered shares were valued at $39,221, or $4.33 per share, the market value at the date the shares were issued.

(3) Represents a bonus paid after 18 months following the effective date of the Mozart acquisition, under the terms of the acquisition agreement.

(4) Represents accrued vacation pay.

STOCK OPTIONS

     The Company currently maintains two stock option plans under which stock option awards may be made to eligible employees of the Company: the 1994 Stock Option Plan and the 1997 Stock Option Plan (the "Plans"). The number of shares authorized to be issued under the Plans may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. As of March 31, 2001, the number of options granted and outstanding under the Plans was 688,796.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                                  INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE
                                 NUMBER OF                                                      VALUE AT ASSUMED
                                 SECURITIES   PERCENTAGE OF                                   ANNUAL RATES OF STOCK
                                 UNDERLYING   TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                                  OPTIONS       GRANTED TO                                       OPTION TERM(B)
                                  GRANTED      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------------
             NAME                   (A)        FISCAL YEAR       PER SHARE         DATE          5%          10%
             ----                   ---        -----------       ---------         ----          --          ---
Alan Parnass...................   100,000          66.0%           $4.33         9/21/10      $272,311     $690,090
                                   12,500           8.3%           $4.72         4/25/10      $ 37,105     $ 94,031

---------------

(a) At his election, Mr. Parnass was granted 100,000 non-qualified stock options and 9,058 registered shares of common stock in lieu of a $250,000 bonus payable to him after one year following the effective date of the Mozart acquisition, under the terms of the acquisition agreement. The 100,000 options vested immediately and were exercisable as of March 21, 2001. Mr. Parnass was also granted 12,500 incentive stock options, and these options are 100% vested and exercisable as of April 25, 2001.

(b) The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission, which assume specified stock value appreciation. These growth rates are not intended by SEEC to forecast future stock price appreciation of SEEC Common Stock. Amounts assume that options will be held to the maximum term before exercise. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level and that no exercises occur before the end of the holding period. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES                   HELD AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Ravindra Koka..................      --          --          37,500        37,500         $   --         $   --
John D. Godfrey................      --          --          17,388         7,500         $7,625         $   --
Richard J. Goldbach............      --          --          45,432        21,250         $   --         $   --
Alan P. Parnass................      --          --         105,000        27,500         $   --         $   --
Shankar Krish..................      --          --           6,875        10,625         $   --         $   --

---------------

(1) Represents the difference between the closing price of $2.00 per share of Common Stock as reported on the Nasdaq Stock Market on March 31, 2001 and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options. An option is an "in-the-money option" when the market value of SEEC Common Stock exceeds the exercise price of the option.

                             EMPLOYMENT AGREEMENTS

     SEEC has employment agreements with Messrs. Koka, Godfrey, Goldbach and Krish. Each agreement renews automatically for one-year renewal terms unless the employee gives thirty days notice of intent not to renew. Each agreement is terminable by SEEC immediately for cause. Messrs. Koka and Godfrey are prohibited from directly or indirectly selling products that compete with SEEC's products for two years following termination, under specified circumstances, of their employment with SEEC. Mr. Krish's non-compete covenant prohibits him from engaging in certain software development activities for two years following termination of his employment with SEEC. Each executive officer is prohibited from improperly disclosing or using SEEC's proprietary information.

     The employment agreements with Messrs. Koka, Godfrey, and Goldbach provide that if SEEC for any reason terminates the employee's employment or the employee resigns for "good reason" (as defined below), then SEEC shall pay to the employee following the date of termination or date of resignation: (i) at the next regular pay date, the employee's salary and benefits through the termination date or resignation date; (ii) during a specified period following the termination or resignation date, the amount of any bonus payable to the employee for the fiscal year in which the termination or resignation occurred prorated to take into account the number of days in such fiscal year prior to the termination or resignation date; and (iii) during such specified period, a continuation of the employee's annual salary, as in effect on the day prior to the termination or resignation date. Also, (iv) during such specified period, at no cost to the employee, SEEC shall continue to provide the benefits the employee was receiving on the day prior to the termination or resignation date, or benefits substantially similar thereto. In the case of (ii), (iii), and (iv), the specified period is twelve months for Mr. Koka, and six months for Messrs. Godfrey and Goldbach, and payments are to be made on the dates when salaries would have been payable had the employee remained employed by SEEC.

     The term "good reason" is defined as: (i) a material diminution by SEEC of the employee's title or responsibilities, as that title and those responsibilities existed prior to the action complained of, or (ii) a material diminution by SEEC of the highest salary, benefits, bonuses, and incentive or other forms of compensation paid to the employee during any period covered by the employment agreement; or (iii) any reassignment of the employee or relocation of SEEC's principal executive offices outside of the greater Pittsburgh area.

     SEEC entered into an employment agreement dated as of August 3, 1999 with Mr. Parnass, which terminated pursuant to its terms in February 2001. The agreement provided for an annual salary of $150,000 and payments in the amounts of $250,000 and $150,000 to Mr. Parnass at August 3, 2000 and February 3, 2001, respectively, provided he remained employed by SEEC to each of those dates. The employment agreement contains customary nondisclosure provisions and includes nonsolicitation covenants to be honored by Mr. Parnass for two years after the termination of his employment.

                      REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

     The Compensation Committee (the "Committee") determines compensation levels and stock option grants for certain of the Company's executive officers.

     Below is a report submitted by Ms. Basu and Ms. Brown, the members of the Committee, addressing the Company's compensation policies for fiscal year 2001 as they impacted the executive officers of the Company, including Ravindra Koka, President and Chief Executive Officer; John D. Godfrey, Vice President--Customer Support, and Richard J. Goldbach, Treasurer and Chief Financial Officer.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that a significant portion of an executive's income should be based upon the financial performance of the Company. In addition, compensation should reflect not only short-term performance but should also provide long-term incentives designed to tie the executive's economic return to the return to the Company's shareholders.

     The Committee believes that the annual remuneration for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs. For fiscal year 2001, the Committee made its compensation decisions based on a review of the Company's fiscal year 2000 performance and on the Company's budget and other projections for fiscal year 2001. Executive officer incentive compensation was tied primarily to Company-wide achievement of financial goals. No such incentive compensation was paid for fiscal year 2001. Mr. Krish, whose fiscal year 2001 incentive compensation was tied to product development goals, was paid a bonus. The cash bonus paid to Mr. Parnass in February 2001 was an obligation related to his August 1999 employment agreement (see "EMPLOYMENT AGREEMENTS" and "SUMMARY COMPENSATION TABLE.")

COMPONENTS OF COMPENSATION

     The components of compensation for the Company's executive officers, which are designed to reflect the compensation philosophy, are addressed below:

          (a) Salary. The Committee establishes salaries for the executive officers based upon recommendations by Mr. Koka and consideration of various subjective factors such as the responsibilities, positions and qualifications of the executives, the Company's financial position and operating results, and salaries paid to executives in comparable companies. No formal surveys or analyses of comparable companies' compensation practices have been undertaken. However, the Committee does rely on their collective experience and knowledge of compensation practices in determining the salary levels for the executives.

          (b) Short-Term Incentive Compensation/Bonus Pool. For fiscal year 2001, the Company's executive management bonus plan was designed to provide short-term incentive bonuses primarily for the achievement of specified performance goals. With the exception of Mr. Krish's incentive compensation, the Committee established that payment of any bonuses was contingent upon the Company's attaining its target financial goals for revenues and pre-tax, pre-bonus earnings. For performance above the Company's targeted financial goals, additional bonuses would be paid. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to achieving financial goals, the target bonuses for Messrs. Koka, Godfrey and Goldbach were established at 30% to 40% of total compensation.

          The Company's performance for fiscal year 2001 was below the target financial goals set by the Committee at the beginning of the fiscal year. Accordingly, no incentive bonuses tied to financial goals were accrued for the executive officers.

          (c) Stock Options. The primary purpose of granting stock options is to link the executive officers' financial success to that of the shareholders of the Company. The exercise prices of stock options are determined by the Committee, but may not be less than the fair market value of the Company's Common Stock as of the date of grant.

FISCAL YEAR 2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Reference is made to the discussion above with respect to subjective criteria applicable to fiscal year 2001 compensation for executive officers, including Ravindra Koka, the Company's President and Chief Executive Officer.

     Mr. Koka's annual salary for fiscal year 2001 was $180,000, unchanged from fiscal years 2000 and 1999. As described above, Mr. Koka did not receive a bonus for fiscal year 2001, due to the Company's not achieving the target financial goals set by the Committee. No stock options were granted to Mr. Koka during fiscal year 2001.

INTERNAL REVENUE CODE SECTION 162(M)

     The Committee reviewed the potential consequences of Section 162(m) of the Internal Revenue Code with respect to executive compensation. Section 162(m) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly-compensated executive officers. The Company does not anticipate that Section 162(m) will have an adverse effect on the Company in the short-term. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Over the longer term, the Committee will continue to examine the effects of this tax provision and will monitor the level of compensation paid to the executive officers in order to avoid, to the extent possible, the potential adverse effects of Section 162(m).

                  RADHA R. BASU                  BEVERLY BROWN

                            STOCK PERFORMANCE CHART

     The following graph shows the cumulative total shareholder return on the Common Stock from January 22, 1997 (the first day of trading of the Company's Common Stock upon its initial public offering) through March 31, 2001, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on January 22, 1997, and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends.

                                                                                                           NASDAQ COMPUTER AND
                                                                             NASDAQ NATIONAL MARKET     DATA PROCESSING|SERVICES
                                                       SEEC, INC.                COMPOSITE INDEX               STOCK INDEX
                                                       ----------            ----------------------     ------------------------
Jan. 22, 1997                                            100.00                      100.00                      100.00
Mar. 31, 1997                                            112.07                       87.89                       84.10
Mar. 31, 1998                                            186.21                      133.27                      147.04
Mar. 31, 1999                                             54.32                      180.03                      239.59
Mar. 31, 2000                                            172.41                      334.24                      431.19
Mar. 31, 2001                                             27.59                      134.05                      146.91

                         REPORT OF THE AUDIT COMMITTEE

INTRODUCTION

     The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the Nasdaq Listed Company Manual. Upon the recommendation of the Audit Committee and in compliance with the regulations of Nasdaq, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth in Appendix B to this Proxy Statement.

     In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

        AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED MARCH 31, 2001

     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. On behalf of the Board of Directors, the Audit Committee, among other duties, monitors the Company's financial reporting processes and systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal accountants.

     Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Committee has discussed any items required to be communicated to it by the independent accountants in accordance with standards established by the American Institute of Certified Public Accountants.

     The Audit Committee has received from the independent accountants a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent accountants the accountants' independence from the Company and its management. The Committee has reviewed the audit fees of the independent accountants. It has also reviewed non-audit services and fees to assure compliance with the Company's and the Committee's policies restricting the independent accountants from performing services that might impair their independence.

     The Audit Committee discussed with the Company's independent accountants the overall scope of and plans for their audit. The Committee has met with the independent accountants, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls. The Committee has reviewed significant audit findings prepared by the independent accountants and those prepared by the Company's staff, together with management's responses.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

        GLEN F. CHATFIELD        ABRAHAM OSTROVSKY       DENNIS YABLONSKY

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of SEEC's Common Stock as of May 31, 2001 by (i) each person known by SEEC to be the beneficial owner of more than 5% of the outstanding Common Stock of SEEC on such date, (ii) each director of SEEC, (iii) certain executive officers of SEEC, and (iv) all directors and executive officers of SEEC as a group.

                                                                   SHARES OWNED
                                                                  BENEFICIALLY(1)
                                                              -----------------------
                  NAME OF BENEFICIAL OWNER                    NUMBER       PERCENT(2)
                  ------------------------                    -------      ----------
Ravindra Koka...............................................  518,344(3)       8.8%
Dimensional Fund Advisors Inc...............................  356,900(4)       5.8%
Alan Parnass................................................  356,818(5)       5.7%
Hathaway Associates.........................................  335,000(6)       5.5%
John D. Godfrey.............................................  226,235(7)       3.8%
Glen F. Chatfield...........................................   55,348(8)         *
Richard J. Goldbach.........................................   50,911(9)         *
Radha R. Basu...............................................   48,665(10)        *
Abraham Ostrovsky...........................................   30,014(11)        *
Shankar Krish...............................................   29,126(12)        *
Beverly Brown...............................................    5,000(13)        *
All directors and executive officers as a group (9
  persons)..................................................  982,393(14)     15.6%

---------------

  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options or warrants exercisable within 60 days of May 31, 2001 are deemed outstanding for computing the percentage beneficially owned by the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as noted, each shareholder has sole voting power and sole investment power with respect to all shares beneficially owned by such shareholder.

 (2) Based upon 6,103,692 shares outstanding as of May 31, 2001.

 (3) Includes 37,500 shares issuable upon the exercise of outstanding options and 72,850 shares of Common Stock owned by Ravindra Koka Retained Annuity Trust, of which Mr. Koka is trustee. Mr. Koka's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (4) Based on information as of March 31, 2001 contained in a Schedule 13F filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission. Dimensional Fund Advisors Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

 (5) Includes 117,500 shares issuable upon the exercise of outstanding options. Mr. Parnass served as Vice President - Web Solutions from August 1999 to February 2001. Mr. Parnass's address is in care of SEEC, Inc., 1350 Bayshore Highway, Suite 630, Burlingame, California 94010.

 (6) Based on information as of March 31, 2001 contained in a Schedule 13F filed by Hathaway Associates with the Securities and Exchange Commission. Hathaway Associates' address is 119 Rowayton Avenue, Rowayton, Connecticut 06853.

 (7) Includes 17,388 shares issuable upon the exercise of outstanding options and 1,000 shares owned by Mr. Godfrey's spouse. Mr. Godfrey's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (8) Includes 5,000 shares issuable upon exercise of outstanding options. Mr. Chatfield's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (9) Includes 45,432 shares issuable upon the exercise of outstanding options. Mr. Goldbach's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(10) Includes 44,526 shares issuable upon the exercise of outstanding options. Ms. Basu's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(11) Includes 24,526 shares issuable upon the exercise of outstanding options. Mr. Ostrovsky's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(12) Includes 6,875 shares issuable upon the exercise of outstanding options. Mr. Krish's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(13) Represents 5,000 shares issuable upon the exercise of outstanding options. Ms. Brown's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(14) Includes 186,247 shares issuable upon exercise of outstanding options.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file.

     All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 2001. In making this disclosure, the Company has relied solely on copies of the reports that its directors and officers have filed with the Commission.

                              CERTAIN TRANSACTIONS

     During fiscal year 2001, there were no transactions to which SEEC was a party and in which certain executive officers, directors or shareholders of SEEC had a direct or indirect material interest.

                              REGISTRATION RIGHTS

     SEEC has entered into a Registration Rights Agreement, dated as of August 15, 1996 (the "Registration Rights Agreement"), with certain holders of its Common Stock. The Registration Rights Agreement provides that each of the parties will have the right to demand registration of some or all of their shares under the Securities Act of 1933 in connection with the offering thereof on a firm commitment underwritten basis, subject to the demand being made by the holders of at least a majority of the securities registerable thereunder. The aggregate number of shares of Common Stock outstanding as to which such demand registration rights may be exercised is estimated to be approximately 200,000. The Registration Rights Agreement also provides that each of the parties has the right, whenever SEEC proposes to register any of its securities, to require that SEEC include in such registration some or all of each of the parties' shares.

     SEEC also granted certain registration rights to H.C. Wainwright, Inc. and Cruttenden Roth Incorporated in connection with the warrants issued to them in connection with the Company's initial public offering in January 1997.

                             SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2002 Annual Meeting, shareholder proposals must be received by the Company no later than February 28, 2002 and must otherwise comply with the requirements of Rule 14a-8.

                                   FORM 10-K

     SHAREHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT ANY CHARGE BY WRITING TO: INVESTOR RELATIONS, SEEC, INC., PARK WEST ONE, SUITE 200, CLIFF MINE ROAD, PITTSBURGH, PENNSYLVANIA 15275.

                             ADDITIONAL INFORMATION

     The Company knows of no other matters that will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying Proxy to vote such Proxy in accordance with their judgment upon such matters.

                                          By order of the Board of Directors,

                                          DANIEL L. WESSELS
                                          Secretary

                                                                      APPENDIX A

                                   SEEC, INC.

                 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                    PURPOSE

     The purpose of the SEEC, Inc. Directors Stock Option Plan (the "Plan") is to promote the interests of SEEC, Inc. (the "Corporation") and its shareholders by attracting and retaining experienced and knowledgeable directors and by aligning their economic interest more closely with those of the Corporation's shareholders.

                                   SECTION 1

                      EFFECTIVE DATE AND DURATION OF PLAN

     The effective date of the Plan shall be November 3, 2000 (the "Effective Date"), which is the date of adoption of the Plan by the Board of Directors of the Corporation.

                                   SECTION 2

                                 ADMINISTRATION

     The Plan shall be administered by the Corporation's Board of Directors (the "Board"). The Board shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

     Subject to applicable state and federal laws and regulations or rules issued by NASDAQ or other national stock exchange on which the Corporation's stock may be listed, the Board may at any time terminate or modify the Plan. The Board's authority to amend the Plan includes the following: (i) a material increase in the total number of shares of Common Stocks available for issuance under the Plan; (ii) a material modification of the eligibility requirements for participation in the Plan; or (iii) a material increase in the benefits accorded to participants under the Plan.

                                   SECTION 3

                                  ELIGIBILITY

     All current directors of the Corporation who are not employees of the Corporation or any of its subsidiaries are eligible to participate in the Plan. Future directors of the Corporation who are not employees of the Corporation or any of its subsidiaries will also be eligible to participate in the Plan.

     Subject to the provisions of the Plan, the Board shall have full and final authority, in its discretion, to grant stock options (with or without stock appreciation rights) as described herein and to determine the eligible directors to whom stock options (with or without stock appreciation rights) shall be granted and the number of shares to be covered by each stock option.

                                   SECTION 4

                        SHARES AVAILABLE UNDER THE PLAN

     Initially, the aggregate number of shares of the Corporation's Common Stock ("Common Stock") which may be issued or delivered and as to which stock options may be granted under the Plan is 250,000 shares. To the extent permitted under the terms of Section 2 of the Plan, the Board may from time to time increase or decrease the aggregate number of shares reserved for issuance with the grant of options under the Plan.

     If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such stock option shall again be available for purposes of the Plan, except that to the extent that stock appreciation rights granted in conjunction with a stock option under the Plan are exercised and the related stock option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Common Stock issued or delivered upon exercise of such stock appreciation rights.

     The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

                                   SECTION 5

                            GRANT OF STOCK OPTIONS,
                         STOCK APPRECIATION RIGHTS, AND
                       LIMITED STOCK APPRECIATION RIGHTS

     The Board shall have authority, in its discretion, to grant "non-statutory stock options" (stock options which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended). The Board also shall have the authority, in its discretion, to grant stock appreciation rights in conjunction with non-statutory stock options with the effect provided in Section 6(D) hereof. Stock appreciation rights granted in conjunction with a non-statutory stock option may be granted either at the time such stock option is granted or at any time thereafter during the term of such stock option. The Board shall also have the authority, in its discretion, to grant limited stock appreciation rights in accordance with the provisions of, and subject to, the terms and conditions set forth in Section 10.

                                   SECTION 6

                   TERMS AND CONDITIONS OF STOCK OPTIONS AND
                           STOCK APPRECIATION RIGHTS

     Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

     (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Board, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock covered by the stock option on the date of grant.

     (B) The option price shall be payable in full in any one or more of the following ways:

           (i) in cash; and/or

          (ii) in shares of Common Stock (which are owned by the optionee free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Section 8) having a fair market value on the date of exercise of the stock option, determined as provided in Section 6(H), equal to the option price for the shares being purchased.

     If the option price is paid in whole or in part in shares of Common Stock, any portion of the option price representing a fraction of a share shall be paid in cash. The date of exercise of a stock option shall be determined under procedures established by the Board, and the option price shall be payable at such time or times as the Board, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of a stock option until full payment of the option price has been made. When full payment of the option price has been made and, subject to the restrictions set forth in Section 8, the optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the option price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in Section 4.

     (C) Subject to Section 10 hereof, no stock option shall vest or be exercisable during the first six (6) months of its term, except that this limitation on exercise shall not apply if the optionee dies during such six (6) month period. No non-statutory stock option shall be exercisable after the expiration of ten (10) years from the date of grant. Subject to this Section 6(C) and Sections 6(F), 6(G) and 6(H), stock options shall vest and be exercisable at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Board and set forth in the applicable stock option agreement.

     (D) Stock appreciation rights shall be exercisable to the extent that the related stock option is exercisable and only by the same person or persons who are entitled to exercise the related stock option. Stock appreciation rights shall entitle the optionee to surrender the related stock option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value of one share of Common Stock on such date of exercise over the option price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is surrendered. Cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares, except that the Corporation shall not pay to any person who is subject to the provisions of Section 16 of the Exchange Act at the time of exercise of stock appreciation rights any portion of the obligation of the Corporation in cash (except cash in lieu of a fractional share) unless such stock appreciation rights are exercised in a period during which such person is not prohibited from trading Corporation stock by the rules and regulations promulgated under Section 16 of the Exchange Act by the Securities and Exchange Commission. The date of exercise of stock appreciation rights shall be determined under procedures established by the Board, and payment under this Section 6(D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that a stock option as to which stock appreciation rights have been granted in conjunction therewith is exercised, the stock appreciation rights shall be canceled. For the purposes of this Section 6(D), the fair market value of Common Stock shall be determined as provided in Section 6(H).

     (E) No stock option or stock appreciation rights shall be transferable by an optionee other than by will, or if an optionee dies intestate, by the laws of descent and distribution of the state of domicile of the optionee at the time of death, and all stock options and stock appreciation rights shall be exercisable during the lifetime of an optionee only by the optionee.

     (F) Unless otherwise determined by the Board and set forth in the stock option agreement referred to in Section 6(G) or an amendment thereto:

          (i) Following the death of an optionee during his or her tenure as a director of the Corporation, any outstanding stock option held by the optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of the optionee) by such optionee's estate or by the person or persons entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of such stock option or within one (1) year after the date of death, whichever is the shorter period. Following the death of an optionee after his or her resignation or retirement from the Board, but during a period when a stock option is exercisable in full (whether or not so exercisable on the date of the death of the optionee) as provided in clause (i) above, any outstanding stock option held by the optionee at the time of death shall be exercisable by such optionee's estate or by such person or persons entitled to do so under the Will of the optionee or by such legal representative to the extent the stock option was exercisable by the optionee at the time of death at any time prior to the expiration date of such stock option.

          (ii) In the event a director resigns from the Board or is terminated from the Board as a result of intentional, willful, reckless or grossly negligent conduct of the director entailing a substantial violation of any material provisions of federal or state laws, rules, regulations, or orders or directives of any governmental agency applicable to the Corporation or its affiliates, or Corporation policy or agreement with the Corporation, the rights of such optionee under any then outstanding stock option shall terminate at the time of the director's resignation or termination. In addition, if an optionee engages in the operation or management of a business, whether as owner, partner, officer, director, consultant, advisor or agent (whether paid or unpaid) or otherwise and whether during or after the director's resignation from the Corporation's

     Board, which is in competition with the Corporation or any of its subsidiaries, the Board may in its discretion immediately terminate all stock options held by the optionee. Whether an optionee has engaged in the operation or management of a business which is in competition with the Corporation or any of its subsidiaries shall be determined in each case by a majority vote of the Board and any such determination by the Board shall be final and binding.

     (G) All stock options and stock appreciation rights shall be confirmed by a stock option agreement, or an amendment thereto, which shall be executed by the Chief Executive Officer or the President (if other than the Chief Executive Officer) or any Executive Vice President or Vice President on behalf of the Corporation and by the director to whom such stock options and stock appreciation rights are granted.

     (H) Fair market value of the Common Stock,

          (i) so long as the Common Stock trades on the NASDAQ National Market, the "fair market value" of such stock shall be the average of the closing bid and ask price quoted on the NASDAQ National Market on the trade date immediately preceding the date as of which "fair market value" is to be determined or other reasonable method or formula as may be determined by the Board in its discretion; or

          (ii) in the event the Common Stock ceases to be traded on the NASDAQ National Market and is traded on another exchange, the "fair market value" of such stock shall be as set forth in such reliable publication as the Board, in its discretion, may choose to rely upon, by taking the average of the highest and lowest price per share transaction of the Common Stock as quoted on such exchange on the nearest date before the date as of which fair market value is to be determined or by such other reasonable method or formula as may be determined by the Board in its discretion.

     (I) The obligation of the Corporation to issue or deliver shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, and
(ii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 6 and the other provisions of the Plan, any stock option or stock appreciation rights granted under the Plan shall be subject to such other terms and conditions as the Board shall deem advisable.

                                   SECTION 7

                     ADJUSTMENT AND SUBSTITUTION OF SHARES

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

     In the case of any adjustment or substitution as provided for in this
Section 7, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place, rounded.

     All fractional shares or other securities which result from any such adjustment or substitution shall be carried to at least three decimal places with the last decimal place, rounded. However, upon exercise of stock options, no adjustment or substitution provided for in this Section 7 shall require the Corporation to issue or sell a fraction of a share or other security.

                                   SECTION 8

                   RESTRICTIONS ON TRANSFER OF CERTAIN SHARES

     Shares of Common Stock acquired by a director of the Corporation under exercise of an option pursuant to Section 6(B) shall not be sold or otherwise transferred (including any sale or transfer pursuant to Section 6(B)(iii)) prior to (i) the expiration of six months after the date of the grant of the option to the optionee; or (ii) any lesser period of time permitted by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934, whichever may first occur. The Corporation is authorized to (i) retain the certificate(s) representing such shares or place such certificates in the custody of its transfer agent, (ii) place a restrictive legend on such shares, and/or (iii) issue a stop transfer order to the transfer agent with respect to such shares in order to enforce the transfer restrictions of this Section 8.

                                   SECTION 9

                       LIMITED STOCK APPRECIATION RIGHTS

     Limited stock appreciation rights may be granted in connection with all or part of a non-statutory option, at the time such option is granted or at any time thereafter during the term of the such option.

     Limited stock appreciation rights shall entitle the holder of an option in connection with which such limited stock appreciation rights are granted, upon exercise of the limited stock appreciation rights, to surrender the stock option, or any applicable portion thereof, and any related stock appreciation rights, to the extent unexercised, and to receive an amount of cash determined pursuant to this Section 9. Such option, and any related stock appreciation rights, shall, to the extent so surrendered, thereupon cease to be exercisable.

     Limited stock appreciation rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Board.

     (A) Limited stock appreciation rights shall be exercisable, subject to
Section 9(B), during any one or more of the following periods:

          (i) for a period of 60 days beginning on the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares of Common Stock purchased pursuant to such offer;

          (ii) for a period of 60 days beginning on the date the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)(3) of the Exchange Act (other than any director of the Corporation on November 1, 1989, any Affiliate or Associate of any such director (with such terms having the respective meanings set forth in Rule 12b-2 under the Exchange Act as in effect on November 1, 1989), any member of the family of any such director, any trust (including the trustees thereof) established by or for the benefit of any such persons, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such persons), in a transaction or series of transactions shall become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 10% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Corporation would be entitled if the election of Directors were an election held on such date;

          (iii) for a period of 60 days beginning on the date of filing under the Exchange Act of a Statement on Schedule 13D, or any amendment thereto, by any person or group deemed a person under Section 13(d)(3) of the Exchange Act, disclosing an intention or possible intention to acquire or change control of the Corporation;

          (iv) for a period of 60 days beginning on the date of the Corporation's Annual Meeting of Shareholders, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Corporation, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period; and

          (v) for a period of 60 days beginning on the date of approval by the shareholders of the Corporation of an agreement (a "reorganization agreement") providing for (a) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, do not or will not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, do not or will not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (b) the sale or other disposition of all or substantially all the assets of the Corporation.

     (B) Subject to Section 10 hereof, limited stock appreciation rights shall in no event be exercisable unless and until the holder of the limited stock appreciation rights shall have completed at least six months of continuous service with the Corporation or a Subsidiary, or both, immediately following the date upon which the limited stock appreciation rights shall have been granted.

     (C) Upon exercise of limited stock appreciation rights, the holder thereof shall be entitled to receive an amount of cash in respect of each share of Common Stock subject to the related option equal to the excess of the fair market value of such share over the option price of such related option, and for this purpose fair market value shall mean the highest sale price of the Common Stock as reported on the NASDAQ National Market System or other national stock exchange on which the Corporation's Common Stock is listed or the highest stock price for Corporation Common Stock as set forth in such reliable publication as the Board, in its discretion, may choose to rely upon during the period beginning on the 90th day prior to the date on which the limited stock appreciation rights are exercised and ending on such date, except that (a) in the event of a tender offer or exchange offer for Common Stock, fair market value shall mean the greater of the highest sale price or highest price paid for Common Stock pursuant to any tender offer or exchange offer in effect at any time beginning on the 90th day prior to the date on which the limited stock appreciation rights are exercised and ending on such date, (b) in the event of the acquisition by any person or group of beneficial ownership of securities of the Corporation entitling the person or group to 10% or more of all votes to which all shareholders of the Corporation would be entitled in the election of Directors or in the event of the filing of a Statement on Schedule 13D, or any amendment thereto, disclosing an intention or possible intention by any person or group to acquire control of the Corporation, fair market value shall mean the greater of such highest sale price or the highest price paid per share paid for Common Stock shown on the Statement on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 10% beneficial owner or disclosing an intention or possible intention to acquire control of the Corporation and (c) in the event of approval by shareholders of the Corporation of a reorganization agreement, fair market value shall mean the greater of the highest sale price, highest price paid or the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the limited stock appreciation rights. Any securities or property which are part or all of the consideration paid for Common Stock in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (a) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Corporation issuing securities or property in the merger or consolidation or to whom the Corporation is selling or otherwise disposing of all or substantially all the assets of the Corporation and (b) the valuation placed on such securities or property by the Board.

     (D) To the extent that limited stock appreciation rights shall be exercised, the option in connection with which such limited stock appreciation rights shall have been granted shall be deemed to have been exercised and any related stock appreciation rights shall be canceled. To the extent that the option in connection with which limited stock appreciation rights shall have been granted or any related stock appreciation rights shall be exercised, the limited stock appreciation rights granted in connection with such option shall be canceled.

                                   SECTION 10

                      ACCELERATION OF THE EXERCISE DATE OF
              STOCK OPTIONS AND RELATED STOCK APPRECIATION RIGHTS

     Notwithstanding any other provision of this Plan, all stock options and stock appreciation rights shall become exercisable upon the occurrence of any of the events specified in Section 9(A) whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto, except that if stock appreciation rights have been granted along with limited stock appreciation rights to the same option holder with respect to the same option, in no event may the stock appreciation rights be exercised for cash during any of the 60-day periods provided for in Section 9.

                                   SECTION 11

                        EFFECT OF THE PLAN ON THE RIGHTS
                          OF DIRECTORS AND CORPORATION

     Neither the adoption of the Plan nor any action of the Board pursuant to the Plan shall be deemed to give any director any right to be granted a stock option (with or without stock appreciation rights) under the Plan and nothing in the Plan, in any stock option or stock appreciation rights granted under the Plan or in any stock option agreement shall confer any right to any director to continue as a director of the Corporation or interfere in any way with the rights of the Corporation to remove the director from the Company's Board of Directors in accordance with the Corporation's Articles of Incorporation and Bylaws at any time.

                                                                      APPENDIX B

                                   SEEC, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

                             I. STATEMENT OF POLICY

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. The Audit Committee's primary duties and responsibilities are to:

          - Serve as an independent and objective party to monitor the corporation's financial reporting process and internal control system.

          - Review and appraise the audit efforts of the corporation's independent accountants.

          - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

                                II. COMPOSITION

     Initially, the Audit Committee shall be comprised of two directors. As soon as practicable, as determined by the Board and prior to June 14, 2001, a third director shall be elected to serve on the Committee. Each director shall be independent, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee Membership.

                                 III. MEETINGS

     The Committee shall meet at least twice annually, or more frequently as circumstances dictate, in person or by telephonic conference. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials (SEC filings).

                        IV. RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

 1. Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the corporation's shareholders. The Committee shall have the authority to evaluate the independent auditors. The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board the selection and, where appropriate, replacement of the corporation's independent auditors.

 2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 3. Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

 4. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

 5. Provide a medium for financial management and the independent auditors to discuss with the Committee their qualitative judgments about the acceptability and appropriateness of accounting principles and financial disclosure practices used or proposed to be adopted by the company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

 6. Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

 7. Prepare a report for inclusion in the Proxy Statement that states whether the Committee has fulfilled the responsibilities described by the SEC and included in this charter. The report will also state whether the Committee recommended to the Board of Directors that the audited financial statements be included in the corporation's Annual Report on Form 10-K.

 8. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

 9. Review and update the Committee's charter annually.

10. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the corporation.

11. Review with management and the independent accountant the interim financial report before it is filed with the SEC. The Chair of the Committee may represent the entire Committee for purposes of this review.

12. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

13. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

14. The Committee will perform such other functions as assigned by law, the corporation's charter or bylaws, or the Board of Directors.

                               PROXY - SEEC, INC.

                 ANNUAL MEETING OF SHAREHOLDERS AUGUST 9, 2001

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, RADHA R. BASU and RAVINDRA KOKA, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of SEEC, Inc. (the "Company") standing in the name of the undersigned on June 15, 2001, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders of the Company to be held August 9, 2001 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

                         (TO BE SIGNED ON REVERSE SIDE)


                                                             [SEE REVERSE SIDE]

                * Please Detach and Mail in the Envelope Provided *


A  [ X ]  PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.



                                            FOR          WITHHELD

1.   Election of Directors                  [  ]           [  ]

NOMINEES:
    Radha Basu
    Dennis Yablonsky

For, except vote withheld from the following nominee(s):


--------------------------------------------------------



                                            FOR          AGAINST       ABSTAIN

2.   To approve the SEEC, Inc. 2000         [  ]           [  ]          [  ]
     Non-Employee Directors Stock
     Option Plan.

3.   To ratify the appointment of BDO       [  ]           [  ]          [  ]
     Seidman, LLP as independent
     accountants of the Company for
     the fiscal year ending March 31, 2002.

4. To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

Solicited on behalf of the Board of Directors, this Proxy will be voted for Items 1, 2, 3 and 4 if no choice is specified.

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of the Company, dated June 25, 2001.


PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)_________________________________________ DATE _____________ , 2001

NOTE: Please sign exactly as your name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, etc., or as Officer of a Corporation, please give your full title as such. FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.